

<ARTICLE>                     5
<LEGEND>
This  schedule  contains  summary  financial   information  extracted  from  the
unaudited  interim  consolidated  financial  statements as of March 31, 1998 and
March 31, 1997 contained in the  Registrant's  Quarterly  Reports on Form 10-QSB
for each of the  periods  ended  March  31,  1998 and  March  31,  1997,  and is qualified in its entirety by reference to such financial statements.

</LEGEND>
<CIK>                         0000822418
<NAME>                        Bio-Imaging Technologies, Inc.
<MULTIPLIER>                  1
<CURRENCY>                    U.S. Dollars

<PERIOD-TYPE>                   6-MOS                 6-MOS
<FISCAL-YEAR-END>               SEP-30-1998           SEP-30-1997
<PERIOD-START>                  OCT-01-1997           OCT-01-1997
<PERIOD-END>                    MAR-31-1998           MAR-31-1997
<EXCHANGE-RATE>                 1                     1
<CASH>                          1,892,827             1,536,930
<SECURITIES>                    0                     0
<RECEIVABLES>                   1,202,938             1,308,322
<ALLOWANCES>                    20,000                60,000
<INVENTORY>                     0                     0
<CURRENT-ASSETS>                3,185,798             2,815,554
<PP&E>                          4,098,418             3,417,927
<DEPRECIATION>                  2,616,566             1,992,708
<TOTAL-ASSETS>                  4,723,609             4,256,237
<CURRENT-LIABILITIES>           991,390               1,237,284
<BONDS>                         1,862                 50,654
<PREFERRED-MANDATORY>           0                     0
<PREFERRED>                     104                   104
<COMMON>                        1,944                 1,554
<OTHER-SE>                      3,728,309             2,966,641
<TOTAL-LIABILITY-AND-EQUITY>    4,723,609             4,256,237
<SALES>                         0                     0
<TOTAL-REVENUES>                2,063,911             2,626,401
<CGS>                           0                     0
<TOTAL-COSTS>                   962,721               954,987
<OTHER-EXPENSES>                1,987,638             1,321,450
<LOSS-PROVISION>                0                     0
<INTEREST-EXPENSE>              (49,631)              (19,277)
<INCOME-PRETAX>                 (836,817)             369,241
<INCOME-TAX>                    0                     0
<INCOME-CONTINUING>             (836,817)             369,241
<DISCONTINUED>                  0                     0
<EXTRAORDINARY>                 0                     0
<CHANGES>                       0                     0
<NET-INCOME>                    (836,817)             369,241
<EPS-PRIMARY>                   (0.11)<F1>            0.06<F3>
<EPS-DILUTED>                   (0.11)<F2>            0.05<F4>

<F1> This amount  represents  Basic  Earnings per Share in  accordance  with the requirements of Statement of Financial Accounting Standards No. 128 - "Earnings per Share."

<F2> This amount  represents  Diluted  Earnings per Share in accordance with the requirements of Statement of Financial Accounting Standards No. 128 - "Earnings per Share."

<F3> This amount represents Basic Earnings per Share restated in accordance with the requirements of Statement of Financial Accounting Standards No. 128 - "Earnings per Share."

<F4> This amount  represents  Diluted  Earnings per Share restated in accordance with the requirements of Statement of Financial Accounting Standards No. 128 - "Earnings per Share."

